UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2012

eMagin Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-15751	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 3006 Northup Way, Suite 103, Bellevue, WA 98004

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (425) 284-5200

Copies to:
Richard Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 7, 2012, at the Annual Meeting of Stockholders of eMagin Corporation (the “Company”), the Company’s stockholders approved  (i) electing 8 directors named by the Company (Christopher Brody, Claude Charles, Paul Cronson, Irwin Engelman, Leslie G. Polgar, Andrew G. Sculley, Stephen Seay and Jill J. Wittels), (ii) the Company’s Amended and Restated 2011 Incentive Stock Plan, (iii) ratification of McGladrey & Pullen as the Company’s independent auditors for the fiscal year  ending December 31, 2012  (“Auditor Ratification”), (iv) by non-binding vote, the executive compensation disclosed in the Proxy Statement, and (v) by non-binding vote, recommended future advisory votes  regarding executive compensation be held once a year. Consistent with the Board of Directors’ recommendation in the Company’s 2012 Proxy Statement and the voting results, the Company has determined to hold an advisory vote on the compensation of the Company’s named executive officers annually.

As of April 13, 2012, the record date for the meeting, the Company had outstanding and entitled to vote 23,537,978 shares of common stock and 5,659 shares of its outstanding Series B Convertible Preferred Stock, of which each share of Series B Convertible Preferred Stock was entitled to voting rights equal to the number of shares of common stock issuable upon conversion of the Series B Convertible Preferred Stock. The vote for each proposal was as follows:

Proposal	For	Against	Withheld	Abstain	Broker Non-Votes
1.Election of Eight Directors
Christopher Brody	17,508,930		330,058		9,282,768
Claude Charles	17,403,041		435,947		9,282,768
Paul Cronson	17,452,312		386,676		9,282,768
Irwin Engelman	17,505,866		333,122		9,282,768
Leslie G. Polgar	17,509,707		329,281		9,282,768
Andrew G. Sculley	17,507,971		331,017		9,282,768
Brig. General Stephen Seay	17,495,911		343,077		9,282,768
Jill J. Wittels	17,419,953		419,035		9,282,768

2. Amended and Restated 2011 Equity Incentive Plan	16,943,090	884,155		11,743	9,282,768

3. Auditor Ratification	26,722,612	361,263		37,881

4. Executive Compensation Advisory Vote	17,322,173	477,489		39,325	9,282,768

5. Advisory Vote Frequency				64,105	9,282,768
1 Year	17,002,383
2 Years	92,933
3 Years	679,567

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eMagin Corporation

Date: June 11, 2012	By:	/s/ Paul Campbell
Name: Paul Campbell
Title: Chief Financial Officer

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